Exhibit 23

                          Independent Auditor's Consent

We consent to the incorporation by reference in this Registration Statement of Investors Title Company 1997 Stock Option and Restricted Stock Plan on Form S-8 of our reports dated January 29, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Investors Title Company for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
August 15, 1997